Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter 2011

Atlanta, GA, March 14, 2012

Preferred Apartment Communities, Inc. (AMEX: APTS) today reported results for the quarter ended December 31, 2011. Unless otherwise indicated, all per share results are reported based on the weighted average shares of Common Stock outstanding on a fully-diluted basis for the period. The Company did not include its annual results for 2011 in this release because it did not commence revenue-generating operations until April 2011.

"We are pleased with our results for the fourth quarter, our second full quarter of operations since going public April 5, 2011, where we reported Cash Available for Distribution of $0.151 per share" said John A. Williams, Preferred Apartment Communities' President and CEO. Williams added, "Given our performance expectations for the first quarter of 2012, we increased our quarterly dividend 4% from $0.125 per share to $0.130 per share and currently believe that our Cash Available for Distribution will be sufficient to cover our declared dividend for the first quarter of 2012 and our projected dividends at this new rate for the balance of 2012. We continue to use Cash Available for Distribution as our primary tool for measuring performance of the Company."

Fourth Quarter 2011

The Company reported that both Cash Available for Distribution, or CAD, and Adjusted Funds from Operations, or AFFO, were approximately $778 thousand, or $0.151 per share, for the fourth quarter 2011.

For the fourth quarter 2011, the Company reported Funds from Operations Attributable to Common Stockholders, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, of approximately $625 thousand, or $0.121 per share.

AFFO is calculated by beginning with FFO and eliminating certain items that we believe by their nature are not comparable from period to period or tend to obscure the Company's actual operating performance. CAD is calculated by beginning with AFFO and adjusting for certain REIT establishment costs that impact the Company's determination of the amount of funds it has available for distribution to its stockholders. A reconciliation of net loss attributable to the Company to FFO, AFFO and CAD is included in the financial tables accompanying this press release on our website.

For the fourth quarter of 2011, the Company reported a net loss of $0.23 per share.

No Company Level Debt or Contingent Liabilities, No Cross-Collateralized Assets

We continue to hold no debt at the Company or operating partnership levels, have no cross-collateralization of our real estate assets, and have no contingent liabilities at the Company or operating partnership levels with regard to our secured mortgage debt on our communities or otherwise.

Unit Offering

On November 18, 2011, the Company's registration statement on Form S-11, originally filed with the Securities and Exchange Commission, or the SEC, on September 1, 2011, as amended (Registration No. 333-176604), or the Registration Statement, was declared effective by the SEC. The Registration Statement allows the Company to offer a minimum of 2,000 and a maximum of 150,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one warrant to purchase 20 shares of PAC’s common stock, or Unit Offering. PAC's common stock is currently traded on the NYSE Amex under the symbol APTS. The price per Unit is $1,000. The initial exercise price of the warrants will equal 120% of the current market price per share of our Common Stock on the date of issuance of the warrant, subject to a minimum exercise price of $9.00 per share. The current market price will be determined using the volume weighted average price of our common stock for the 20 trading days prior to the date of issuance of the warrant. The Series A Redeemable Preferred Stock will rank senior to PAC's common stock with respect to payment of dividends and distribution of amounts upon liquidation, dissolution and winding up. The Units are being offered by International Assets Advisory, LLC, the dealer manager of the offering, on a "reasonable best efforts" basis.

This earnings release shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering will be made only by means of a prospectus which is a part of the Registration Statement.

Marketing and Branding

We completed the successful rollout and implementation of our PAC Concierge, PAC Rewards and PAC Partners programs. The implementation of each of these programs was substantially complete for our three existing communities by the end of 2011.

Quarterly Dividends on Common Stock

On November 10, 2011, the Company declared a quarterly dividend on its Common Stock of $0.125 per share for the fourth quarter 2011. The dividend was paid on January 17, 2012 to all common stockholders of record as of December 30, 2011.

On February 2, 2012, the Company declared a quarterly dividend on its Common Stock of $0.13 per share for the first quarter 2012, a 4% increase from the prior quarterly dividend rate. The dividend is payable on April 16, 2012 to all common stockholders of record as of March 30, 2012.

First Quarter 2012 CAD Per Share Guidance

We project our CAD to be in the range of $0.140 - $0.155 per share for the first quarter 2012.

Note, our guidance on projected dividend distributions for 2012 and projected CAD for the first quarter 2012 excludes any forecasted deployment of capital proceeds from our Unit Offering and potential dividends to be paid on the Series A Redeemable Preferred Stock.

Conference Call and Supplemental Data

Preferred Apartment Communities will hold its quarterly conference call on Thursday, March 15, 2012 at 11:00 a.m. Eastern Time. To participate in the conference call, please dial in to the following:

Live Conference Call Details

Domestic Dial-in Number: (877) 317-6789

International Dial-in Number: (412) 317-6789

Company: Preferred Apartment Communities, Inc.

Date: Thursday, March 15, 2012

Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of Preferred Apartment Communities' fourth quarter conference call will be available online, on a listen-only basis, at the company's website, www.pacapts.com under Investors and then click on the "Upcoming Webcasts" link. A replay of the call will be archived on Preferred Apartment Communities' website under Investors/Archived Webcasts.

Preferred Apartment Communities also produces a Supplemental Financial Data package that provides additional information regarding the Company's overall financial position. This Supplemental Financial Data is considered an integral part of this earnings release and is available on the Company's website at www.pacapts.com under "Investors: Financials", or by contacting Leonard A. Silverstein in Investor Relations at (770) 818-4147.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, AFFO and CAD. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds From Operations Attributable to Common Stockholders

Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U. S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized non-GAAP measures currently in practice. In its 2002 "White Paper on Funds From Operations", which was revised in 2004, NAREIT standardized the definition of how net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one we report) is:

Net income/loss:

•         Excluding impairment charges on and gains/losses from sales of depreciable property;

•         Plus depreciation and amortization of real estate assets; and

•         After adjustments for unconsolidated partnerships and joint ventures

Not all companies necessarily utilize the standardized NAREIT definition of FFO, and so caution should be taken in comparing our reported FFO results to those of other companies. Our FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. We believe FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net loss attributable to the Company.

Adjusted Funds From Operations

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. We calculate AFFO as:

FFO plus:

•         Acquisition costs;

•         Organization costs;

•         Equity compensation to directors and executives;

•         Amortization of loan closing costs;

•         REIT establishment costs;

•         Depreciation and amortization of non-real estate assets; and

•         Net loan origination fees received

Less:

•         Non-cash mezzanine loan interest income; and

•         Normally recurring capital expenditures

The AFFO figures we report are not necessarily comparable to those reported by other companies. We believe AFFO is useful to investors as a more refined supplemental gauge of our operating and cash-generating results. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which the Company believes is net income/loss available to the Company.

Cash available for Distribution

We calculate CAD by reversing the AFFO adjustment for REIT establishment costs. CAD is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which we believe is net loss attributable to the Company. We use CAD as a critical supplemental gauge of our operating and cash-generating results.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our property acquisition strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of these properties. As a secondary strategy, we may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets. Preferred Apartment Communities intends to elect and qualify as a real estate investment trust for U.S. federal income tax purposes, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward-looking terminology such as "may", "will", "expects", "plans", "estimates", "anticipates", "projects", "intends", "believes", "outlook" and similar expressions.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information is inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: Our business and investment strategy; our projected operating results; estimates relating to our ability to make distributions to our stockholders in the future; availability of qualified personnel; local and national market conditions and trends in our industry; demand for and lease-up of apartment homes, supply of competitive housing product, and other economic conditions; availability of debt and/or equity financing and availability on favorable terms; changes in our asset values; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and economic trends and economic recoveries.

Additional discussions of risks and uncertainties appear in our filings with the SEC, including our final prospectus dated March 31, 2011 and filed with the SEC on April 4, 2011, and our final prospectus dated and filed with the SEC on November 18, 2011, as amended or supplemented (Registration No. 333-176604), with respect to our offering of Units, both under the heading "Risk Factors." All information in this release is as of March 14, 2012. The Company does not undertake a duty to update forward-looking statements, including its projected operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.

Leonard A. Silverstein 770-818-4147

Executive Vice President

Email: lsilverstein@pacapts.com